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                                                                 EXHIBIT 10.30


                       OFFICER'S INDEMNIFICATION AGREEMENT

        THIS OFFICER'S INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of __________ by and between ARTISTdirect, Inc., a Delaware corporation (the "Company"), and __________________ ("Officer").

                                 R E C I T A L S

               A. Officer, as the _____________ of the Company, performs a valuable service in such capacity for the Company;

               B. The stockholders of the Company have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the "Delaware Law");

               C. The Bylaws and the Delaware Law, by their non-exclusive nature, permit contracts between the Company, its officers and the members of its Board of Directors with respect to indemnification of such persons; and

               D. In accordance with the authorization as provided by the Delaware Law, the Company has purchased and presently maintains or will shortly hereafter purchase and thereafter maintain, a policy or policies of directors and officers liability insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in the performance as directors of the Company;

               E. As a result of developments affecting the terms, scope and availability of D & O Insurance, there exists general uncertainty as to the extent of protection afforded members of the Board of Directors and officers of the Company by such D & O Insurance and by statutory and Bylaw indemnification provisions; and

               F. In order to induce Officer to continue to serve as an executive officer of the Company, the Company has determined and agreed to enter into this contract with Officer.

               NOW, THEREFORE, in consideration of Officer's continued service to the Company after the date hereof, the parties hereto agree as follows:

               1. Indemnity of Officer. The Company hereby agrees to hold harmless and indemnify Officer to the fullest extent authorized or permitted by the provisions of the Delaware Law, as may be amended from time to time, and by the Bylaws as they exist as of the date hereof.

               2. Additional Indemnity. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Officer:

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                      (a) against any and all expenses (including reasonable
attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is or was an officer of the Company, or is or was serving or at any time serves at the request of the Company as an officer or director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                      (b) otherwise to the fullest extent as may be provided to Officer by the Company under the non-exclusivity provisions of Section 6 of
Article VII of the Bylaws of the Company.

               3. Limitations on Additional Indemnity. No indemnity pursuant to
Section 2 hereof shall be paid by the Company:

                      (a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the sum of such losses for which the Officer is indemnified pursuant to Section 1 hereof or pursuant to any directors and officers liability insurance purchased and maintained by the Company;

                      (b) in respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                      (c) on account of any suit in which judgment is rendered against Officer for an accounting of profits, made from the purchase or sale by Officer of securities of the Company, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                      (d) on account of Officer's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct;

                      (e) on account of Officer's conduct which is the subject of an action, suit or proceeding described in Section 7(c)(ii) hereof;

                      (f) on account of any action, claim or proceeding (other than a proceeding referred to in Section 8(b) hereof) initiated by the Officer unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors; and

                      (g) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Company and Officer have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).


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               4. Contribution. If the indemnification provided in Sections 1 and 2 hereof is unavailable by reason of a court decision described in Section 3(g) hereof based on grounds other than any of those set forth in paragraphs (b) through (f) of Section 3 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Officer (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Officer in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Officer on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company on the one hand and of Officer on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Officer on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

               5. Continuation of Obligations. All agreements and obligations of the Company contained herein shall continue during the period Officer is an executive officer of the Company (or is or was serving at the request of the Company as an executive officer or director of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was an executive officer of the Company or serving in any other capacity referred to herein.

               6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but the omission so to notify the Company will not relieve the Company from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Officer notifies the Company of the commencement thereof:

                      (a) the Company will be entitled to participate therein at its own expense;

                      (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Officer. After notice from the Company to Officer of its election so as to assume the defense thereof, the Company will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred

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by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Company, (ii) Officer shall have reasonably concluded, based on the advice of counsel, that there may be a conflict of interest between the Company and Officer in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Officer's separate counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Officer shall have made the conclusion provided for in (ii) above; and

                      (c) the Company shall not be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Company shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer's written consent. Neither the Company nor Officer will unreasonably withhold its consent to any proposed settlement.

               7.     Advancement and Repayment of Expenses.

                      (a) In the event that Officer employs his own counsel pursuant to Section 6(b)(i) through (iii) above, the Company shall advance to Officer, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Officer for such expenses.

                      (b) Officer agrees that Officer will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent it shall be ultimately determined by a final judicial decision (from which there is no right of appeal) that Officer is not entitled, under the provisions of the Delaware Law, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

                      (c) Notwithstanding the foregoing, the Company shall not be required to advance such expenses to Officer if Officer (i) commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors or (ii) is a party to an action, suit or proceeding brought by the Company and approved by a majority of the Board which alleges willful misappropriation of corporate assets by Officer, wilfull disclosure of confidential information in bad faith and in violation of Officer's fiduciary or contractual obligations to the Company, or any other willful and deliberate breach in bad faith of Officer's duty to the Company or its stockholders.

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               8.     Enforcement.

                      (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Officer to continue as an officer of the Company, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

                      (b) In the event Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Officer for all Officer's reasonable fees and expenses in bringing and pursuing such action.

               9. Subrogation. In the event of payment under this agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Officer, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

               10. Non-Exclusivity of Rights. The rights conferred on Officer by this Agreement shall not be exclusive of any other right which Officer may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

               11. Survival of Rights. The rights conferred on Officer by this Agreement shall continue after Officer has ceased to be an officer, employee or other agent of the Company and shall inure to the benefit of Officer's heirs, executors and administrators.

               12. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any or all of the provisions hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof or the obligation of the Company to indemnify the Officer to the full extent provided by the Bylaws or the Delaware Law.

               13. Governing Law; Venue and Jurisdiction. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof. The Company and Officer hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the "Delaware Court"), and not in any other State or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise

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inconvenient forum.

               14. Binding Effect. This Agreement shall be binding upon Officer and upon the Company, its successors and assigns, and shall inure to the benefit of Officer, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

               15. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.


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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.

                             ARTISTdirect, Inc.
                             a Delaware corporation

                             By: Marc P. Geiger
                             Its Chief Executive Officer

                             OFFICER



                             Name:


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